UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2022, Marinus Pharmaceuticals, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Novo Nordisk Inc. (“Buyer”), pursuant to which the Company agreed to sell its Priority Review Voucher (the “PRV”) to Buyer. The United States Secretary of Health and Human Services, Food and Drug Administration, issued the PRV to the Company on March 18, 2022 in connection with the approval of the use of ZTALMY® (ganaxolone) oral suspension for the treatment of seizures associated with cyclin-dependent kinase-like 5 (CDKL5) deficiency disorder (CDD) in patients 2 years of age and older. Pursuant to the Purchase Agreement, Buyer agreed to pay the Company $110.0 million, payable in cash, upon the closing of the transaction.

The Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions subject to certain limitations. The closing of the transaction remains subject to customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

Also on July 14, 2022, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference to this Item 8.01.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this Form 8-K are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “may”, “will”, “expect”, “anticipate”, “estimate”, “intend”, “believe”, and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Examples of forward-looking statements contained in this report include, without limitation, statements regarding the completion of the transactions contemplated by the Purchase Agreement and the Company’s receipt of the payment for the PRV. Forward-looking statements in this report involve substantial risks and uncertainties that could cause actual results to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties related to the antitrust review of the Purchase Agreement and the risks discussed under the caption “Risk Factors” in the Company’s most recent filed quarterly report on Form 10-Q, annual report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. Any forward-looking statements that the Company makes in this report speak only as of the date of this report. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1+*	Asset Purchase Agreement, dated July 13, 2022, by and between Marinus Pharmaceuticals, Inc. and Novo Nordisk Inc.
99.1	Press Release issued by Marinus Pharmaceuticals, Inc., dated July 14, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
+	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.
*	Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: July 14, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer